SCHEDULE 14A
                               (RULE 14A-101)

                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO.   )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {   }

Check the appropriate box:

{_}   Preliminary Proxy Statement
      { } Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
{ }   Definitive Proxy Statement
{X}   Definitive Additional Materials
{_}   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        BIRMINGHAM STEEL CORPORATION
         ---------------------------------------------------------
              (Name of Registrant as specified in its charter)


                        ----------------------------
   (Name of person(s) filing proxy statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

{X}   No fee required.

{ }   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.

      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)   Proposed maximum aggregate value of transactions:
      (5)   Total fee paid.

---------
{  }  Fee paid previously with preliminary materials.
{ } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:



                   BIRMINGHAM STEEL AND THE UNITED GROUP
                       ANNOUNCE SETTLEMENT AGREEMENT


BIRMINGHAM, Ala., December 2, 1999 - Birmingham Steel Corporation (NYSE:
BIR) (the "Company") and various parties collectively known as the United Company Shareholder Group (the "United Group") today announced that they have entered into a Settlement Agreement (the "Agreement") that resolves their proxy contest and achieves a timely and orderly transition to a new leadership team headed, effective immediately, by John D. Correnti as Chairman and Chief Executive Officer, succeeding Robert A. Garvey.

The Agreement, which was approved by the Board of Directors of the Company and the United Group, provides, in part, for the following:

Reconstitution of the Board of Directors: Effective immediately, the Board of Directors of the Company has been reconstituted. The Company's new Board consists of twelve directors, nine persons from those previously designated by the United Group and three from the current members of the Board. The former include Mr. Correnti, James A. Todd, Jr., James W. McGlothlin, Donna M. Alvarado, Robert M. Gerrity, Alvin R. Carpenter, Robert H. Spilman, Jerry E. Dempsey, and Steven R. Berrard. The latter include C. Stephen Clegg, Richard de J. Osborne and Robert D. Kennedy.

Termination of Consent Solicitation: Also effective immediately, the United Group has terminated its solicitation of consents and rescinded any action it has previously taken in connection with it.

Reconvened Annual Meeting: The reconstituted Board will reconvene the Annual Meeting of Stockholders on a date and at a time and place deemed appropriate by the Board, which are expected to be announced shortly. At the reconvened Annual Meeting, a slate will be nominated for election consisting of the members of the reconstituted Board.

The parties to the Agreement stated: "This settlement agreement ends a difficult period in the history of Birmingham Steel and, we hope, will enable the Company and its employees to focus on the number-one priority of everyone concerned: building the value of Birmingham Steel for all of the Company's stockholders."

Birmingham Steel operates in the mini-mill sector of the steel industry and conducts operations at facilities located across the United States. The common stock of Birmingham Steel is traded on the New York Stock Exchange under the symbol "BIR."

Contacts:     Roy Winnick
              Kekst and Company
              212-521-4842

              Declan Denehan
              ChaseMellon Shareholder Services
              212-273-8084